EXHIBIT 21

SUBSIDIARIES OF EQT CORPORATION
(as of December 31, 2018)

Pursuant to Item 601(b)(21) of Regulation S-K, we have omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2018 under Rule 1-02(w) of Regulation S-X.

Company	Jurisdiction of Organization
Alpha Shale Holdings, LLC	Delaware
Alpha Shale Resources, LP	Delaware
Appalachia Trucking, LLC	Delaware
Blue Tiger Oilfield Services LLC	Delaware
EQT Capital Corporation	Delaware
EQT CNG, LLC	Delaware
EQT Energy, LLC	Delaware
EQT Energy Supply, LLC	Delaware
EQT Energy Supply Holdings, LP	Delaware
EQT Gathering, LLC	Delaware
EQT Investments Holdings, LLC	Delaware
EQT IP Ventures, LLC	Delaware
EQT MG, LLC	Delaware
EQT Production Company	Pennsylvania
EQT Production Texas, LLC	Delaware
EQT RE, LLC	Delaware
EQT SG, LLC	Delaware
ET Blue Grass, LLC	Delaware
ET Blue Grass Clearing, LLC	Pennsylvania
Heritage Reserves, LLC	Delaware
Horizon Energy Holdco, LLC	Delaware
Horizontal Technology Energy Company, LLC	Delaware
Lineage Minerals, LLC	Delaware
Rice Drilling B LLC	Delaware
Rice Drilling C LLC	Delaware
Rice Drilling D LLC	Delaware
Vantage Energy LLC	Delaware
Vantage Energy Appalachia LLC	Pennsylvania
Vantage Energy Appalachia II LLC	Delaware
Vantage Energy Holdings, LLC	Delaware
Vantage Energy Piceance LLC	Delaware
Vantage Energy Uinta LLC	Delaware
Vantage Energy II Alpha, LLC	Delaware
Vantage Energy II, LLC	Delaware
Vantage Fort Worth Energy LLC	Delaware